AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment ("Amendment") is made as of the 14th day of June, 2019, by and between each Fund listed on Annex A to the Agreement (as defined below) (each, a "Fund") and THE BANK OF NEW YORK MELLON ("BNY Mellon").

BACKGROUND:

A.BNY Mellon and each Fund entered into a Custody Agreement dated as of October 3, 2018, as amended (the "Agreement") relating to BNY Mellon's provision of services to each Fund.

B.The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.Annex A to the Agreement is hereby deleted in its entirety and replaced with Annex A attached hereto.

2.Miscellaneous.

(a)As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

Authorized Signer of:			Authorized Officer of:
EACH FUND LISTED ON ANNEX A			THE BANK OF NEW YORK
MELLON
By:	_/s/ Lauren Thedford ____	By:	_/s/ Robert Jordan ________

Name: Lauren Thedford__________		Name: _Robert Jordan ___________
Title:	_Secretary_______________	Title:	_Director_________________
Date:	June 14, 2019____________	Date:	_6/25/19__________________
Address for Notice:	Address for Notice:
For Funds in Group A on Annex A:
NexPoint Advisors, L.P.	The Bank of New York Mellon
300 Crescent Court, Suite 700	c/o BNY Mellon Asset Servicing
Dallas, Texas 75201	135 Santilli Highway I
Everett, MA 02149
Attention: R-Operations	Attention: Mary F. Mitchell

For Funds in Group B on Annex A:

Highland Capital Management Fund Advisors, L.P.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: R-Operations

Annex A

(Amended and Restated as of June 14, 2019)

FUNDS

Group A

NexPoint Real Estate Strategies Fund

NexPoint Healthcare Opportunities Fund

NexPoint Latin American Opportunities Fund

NexPoint Strategic Opportunities Fund

NexPoint Real Estate Capital, LLC

NexPoint Real Estate Opportunities, LLC

Group B

Highland Funds I

Highland Long/Short Equity Fund

Highland Long/Short Healthcare Fund

Highland Merger Arbitrage Fund

Highland Opportunistic Credit Fund

Highland Funds II

Highland Energy MLP Fund

Highland Fixed Income Fund

Highland Premier Growth Equity Fund

Highland Small-Cap Equity Fund

Highland Total Return Fund

Highland Global Allocation Fund

Highland Income Fund (formerly, Highland Floating Rate Opportunities Fund) HFRO Sub, LLC

Gambier Bay, LLC